QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.77(a)
EXECUTION COPY

$800,000,000

FIRST AMENDED AND RESTATED CREDIT AGREEMENT

dated as of May 19, 2004

between

NEXTEL PARTNERS OPERATING CORP.

The SUBSIDIARY GUARANTORS Party Hereto

The LENDERS Party Hereto

J.P. MORGAN SECURITIES INC. and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Lead Arrangers and Joint Bookrunners

MORGAN STANLEY SENIOR FUNDING, INC.,
as Syndication Agent

and

JPMORGAN CHASE BANK,
as Administrative Agent

FIRST AMENDED AND RESTATED CREDIT AGREEMENT

        FIRST AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 19, 2004, between NEXTEL PARTNERS OPERATING CORP. (the "Borrower"), each of the subsidiary guarantors listed on the signature pages hereof under the heading "SUBSIDIARY GUARANTORS" (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"), each of the lenders listed on the signature pages hereof under the heading "REVOLVING CREDIT LENDERS" or that becomes a party hereto as a Tranche C Term Loan Lender pursuant to a Lender Addendum in the form of Schedule I hereto (individually, a "Lender" and, collectively, the "Lenders"), and JPMORGAN CHASE BANK, as Administrative Agent for the Lenders (together with its successors in such capacity, the "Administrative Agent").

        The Borrower, the Subsidiary Guarantors, the Lenders, and the Administrative Agent are parties to a Credit Agreement dated as of December 19, 2003 (as heretofore modified and supplemented and in effect on the date hereof, the "Existing Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by the making of loans) to be made by said Lenders to the Borrower in an aggregate principal or face amount not exceeding $475,000,000. The Borrower, the Subsidiary Guarantors, the Lenders, and the Administrative Agent wish to amend the Existing Credit Agreement in certain respects and, as so amended, to restate the Existing Credit Agreement in its entirety, and each of the Lenders who execute and deliver a Lender Addendum in the form attached as Schedule I hereto and who are not already parties to the Existing Credit Agreement as Revolving Credit Lenders thereunder (collectively, the "New Lenders") wishes to become a party hereto.

        Accordingly, the parties hereto agree to amend the Existing Credit Agreement as set forth in Section 2 hereof and to restate the Existing Credit Agreement in its entirety as set forth in the Existing Credit Agreement (which Existing Credit Agreement is hereby incorporated herein by reference), as amended by the amendments set forth in Section 2 hereof:

        Section 1.    Definitions.    Except as otherwise defined herein, terms defined in the Existing Credit Agreement are used herein as defined therein.

        Section 2.    Amendments.    Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Existing Credit Agreement shall be amended as follows:

        2.01.    General.    References in the Existing Credit Agreement to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Existing Credit Agreement as amended and restated hereby. Each New Lender shall be deemed to be a "Lender" under and for all purposes of the Existing Credit Agreement and this First Amended and Restated Credit Agreement and each reference therein or herein to a "Lender" shall be deemed to include each New Lender.

        2.02.    Definitions.    Section 1.01 of the Existing Credit Agreement shall be amended by adding the following new definitions (to the extent not already included in said Section 1.01) and inserting the same in the appropriate alphabetical locations and amending the following definitions (to the extent already included in said Section 1.01) to read in their entirety as follows:

          "Applicable Margin" means, for any day, with respect to any Revolving Loan or Tranche C Term Loan during any Interest Accrual Period (as defined below), the respective rates indicated

  below for the Type of Loans of such Class opposite the applicable Leverage Ratio indicated below for such Interest Accrual Period:

	Revolving Loans		Tranche C Term Loans
Leverage Ratio	Eurodollar Loans	ABR Loans	Eurodollar Loans	ABR Loans
Greater than 8.00 to 1	3.000%	2.000%	2.500%	1.500%
Less than or equal to 8.00 to 1 and greater than 7.00 to 1	2.750%	1.750%	2.500%	1.500%
Less than or equal to 7.00 to 1 and greater than 6.00 to 1	2.500%	1.500%	2.500%	1.500%
Less than or equal to 6.00 to 1 and greater than 5.00 to 1	2.000%	1.000%	2.500%	1.500%
Less than or equal to 5.00 to 1	1.500%	0.500%	2.500%	1.500%

          The Applicable Margin, with respect to any Type of Incremental Term Loans of any Series, shall be agreed upon at the time Incremental Term Loan Commitments of such Series are established pursuant to Section 2.01(c).

          For purposes of this definition, an "Interest Accrual Period" means the period commencing during any fiscal quarter on the date (the "Change Date") that the Administrative Agent receives the certificate referred to in the next following paragraph to but not including the Change Date in the immediately following fiscal quarter. The Leverage Ratio for any Interest Accrual Period after the initial Interest Accrual Period shall be determined on the basis of a certificate of the chief financial officer of the Borrower, or any other senior financial officer setting forth a calculation of the Leverage Ratio as at the last day of the fiscal quarter ending immediately prior to the first day of such Interest Accrual Period, each of which certificates shall be delivered together with the financial statements for the fiscal quarter on which such calculation is based.

          Anything in this Agreement to the contrary notwithstanding, the Applicable Margin shall be, in the case of Revolving Loans, (i) 2.00% with respect to ABR Loans and 3.00% with respect to Eurodollar Loans until the Interest Accrual Period commencing on the date of the receipt by the Administrative Agent of the certificate referred to in the immediately preceding paragraph setting forth the calculation of the Leverage Ratio as at the fiscal quarter ending December 31, 2003 and (ii) the highest rates set forth in the schedule above during any period when an Event of Default shall have occurred and be continuing, or if the Borrower shall default in the delivery of any financial statements pursuant to Section 6.01.

          Anything in this Agreement to the contrary notwithstanding, in the event that the Adjusted Applicable Margin for any series of Incremental Term Loans shall be greater than 0.25% above the Applicable Margin for Tranche C Term Loans, the Applicable Margin for Tranche C Term Loans will be adjusted so that it is at least equal to 0.25% below the Adjusted Applicable Margin on the Incremental Term Loans.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Revolving Loans, Tranche C Term Loans or Incremental Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Tranche C Term Loan Commitment or Incremental Term Loan Commitment.

          "Commitment" means a Revolving Credit Commitment, Tranche C Term Loan Commitment or Incremental Term Loan Commitment, or any combination thereof (as the context requires).

          "First Restatement" shall refer to the First Amended and Restated Credit Agreement dated as of May 19, 2004 between the Borrower, the Subsidiary Guarantors, each of the lenders listed on the signature pages thereto under the heading "REVOLVING CREDIT LENDERS", each of the lenders that becomes a party thereto as a Tranche C Term Loan Lender pursuant to a Lender Addendum in the form of Schedule I thereto, and the Administrative Agent.

          "First Restatement Effective Date" means the date upon which the conditions precedent set forth in Section 4 of the First Restatement to the effectiveness of the amendments contemplated by Section 2 thereof shall be satisfied or waived.

          "Lenders" means the Persons listed on the signature pages to the First Restatement under the caption "Revolving Credit Lenders", each Tranche C Term Lender executing and delivering a Lender Addendum pursuant to Section 5 of the First Restatement, the Incremental Term Loan Lenders (if any) and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "Lender Addendum" means, with respect to any Tranche C Term Loan Lender, a Lender Addendum substantially in the form of Schedule I hereto, dated as of the date of the First Restatement and executed and delivered by such Tranche C Term Loan Lender as provided in Section 5 of the First Restatement.

          "Senior Notes" means the Convertible Senior Notes, the 11% Senior Notes due 2010, the 12.5% Senior Notes due 2009 and the 8 1/8% Senior Notes due 2011, in each case issued by the Parent.

          "Term Loan Commitment" means, collectively, the Tranche C Term Loan Commitments and the Incremental Term Loan Commitments.

          "Term Loan Maturity Date" means: (a) with respect to the Tranche C Term Loans, the Quarterly Date falling on or nearest to May 31, 2011 and (b) with respect to the Incremental Term Loans of any Series, the maturity date for such Series specified at the time the same is established pursuant to Section 2.01(c).

          "Tranche C Term Loan" means a Loan made pursuant to this Agreement in Section 2.01(b).

          "Tranche C Term Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make one or more Tranche C Term Loans hereunder (or, as provided herein, to convert Tranche B Term Loans into Tranche C Term Loans hereunder) on the First Restatement Effective Date, expressed as an amount representing the maximum aggregate principal amount of the Tranche C Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or 2.09(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche C Term Loan Commitment is set forth in the Lender Addendum executed and delivered by such Lender, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche C Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche C Term Loan Commitments is $700,000,000.

          "Tranche C Term Loan Lender" means a Lender with an outstanding Tranche C Term Loan Commitment or an outstanding Tranche C Term Loan.

        2.03.    References to "Tranche B".    Section 1.01 of the Existing Credit Agreement shall be further amended by deleting the following definitions: "Tranche B Term Loan", "Tranche B Term Loan Commitment" and "Tranche B Term Loan Lender". In addition, references in the Existing Credit Agreement to "Tranche B" in provisions not otherwise amended hereby (including in the definition of "Excess Cash Flow", and in Sections 2.01(c), 2.02(d) and 2.03(b)(i)) are hereby replaced with "Tranche C".

        2.04.    Tranche C Term Loans.    Section 2.01(b) of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

          "(b)    Tranche C Term Loans.    Subject to the terms and conditions set forth herein, each Tranche C Term Loan Lender agrees to make one or more Tranche C Term Loans to the Borrower (or, as provided below, to convert Tranche B Term Loans into Tranche C Term Loans) on the First Restatement Effective Date in a principal amount not exceeding its Tranche C Term Loan Commitment. Amounts prepaid or repaid in respect of Tranche C Term Loans may not be reborrowed.

          Notwithstanding the foregoing, it is understood and agreed that any Tranche C Lender that also holds any Tranche B Term Loans may elect, by notice to the Administrative Agent, that the Tranche C Term Loans required to be made by such Lender on the First Restatement Effective Date shall, to the extent of the portion of such Tranche C Term Loans not exceeding the aggregate principal amount of the Tranche B Term Loans of such Lender, be made by converting such Tranche B Term Loans into Tranche C Term Loans (and each reference in this Agreement or the First Restatement to the "making" of any Tranche C Term Loan, or words of similar import, shall in the case of such Lender be deemed to include such conversion). Without limiting the generality of the foregoing, it is understood that the Tranche C Term Loans into which the Tranche B Term Loans are so converted shall be treated identically to the Tranche C Term Loans being funded (and not being converted from Tranche B Term Loans) on the First Restatement Effective Date and shall have identical Interest Periods in identical proportions and durations as all other Tranche C Term Loans (and, for these purposes, any Interest Periods for Tranche B Term Loans that are Eurodollar Loans in effect on the First Restatement Effective Date shall be terminated on the First Restatement Effective Date, and any such converting Lender shall be paid accrued interest on its Tranche B Term Loans being so converted, together with any amounts payable under Section 2.14, as if the Tranche B Term Loans were being prepaid in full on the First Restatement Effective Date)."

        2.05.    Scheduled Termination.    Section 2.07(a) of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

          "(a)    Scheduled Termination.    Unless previously terminated, (i) the Tranche C Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the First Restatement Effective Date, (ii) the Revolving Credit Commitments shall terminate on the Revolving Credit Commitment Termination Date and (iii) the Incremental Term Loan Commitments of each Series shall terminate on the close of business on the date specified therefor pursuant to Section 2.01(c) at the time such Series is established."

        2.06.    Repayment of Loans.    Section 2.08(a)(ii) of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

          "(ii)    to the Administrative Agent for account of the Tranche C Term Loan Lenders the outstanding principal amount of the Tranche C Term Loans on each Principal Payment Date set forth below in the aggregate principal amount set forth opposite such Principal Payment Date (subject to adjustment pursuant to paragraph (b) of this Section):

Principal Payment Date	Amount ($)
May 31, 2007	1,750,000
August 31, 2007	1,750,000
November 30, 2007	1,750,000
February 28, 2008	1,750,000
May 31, 2008	1,750,000
August 31, 2008	1,750,000
November 30, 2008	1,750,000
February 28, 2009	1,750,000
May 31, 2009	1,750,000
August 31, 2009	1,750,000
November 30, 2009	1,750,000
February 28, 2010	1,750,000
May 31, 2010	1,750,000
August 31, 2010	169,312,500
November 30, 2010	169,312,500
February 28, 2011	169,312,500
May 31, 2011	169,312,500

          If the initial aggregate amount of the Tranche C Term Loan Commitments exceeds the aggregate principal amount of Tranche C Term Loans that are made on the First Restatement Effective Date, then the scheduled repayments to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. To the extent not previously paid, all Tranche C Term Loans shall be due and payable on the Term Loan Maturity Date for such Loans.

          Notwithstanding the foregoing, if on any date (the "Test Date"), the maturity date for any then-outstanding Permitted Parent Debt shall fall within three months of the Test Date then the Tranche C Term Loans and Revolving Loans shall be paid in full on the Test Date and the Revolving Credit Commitments shall terminate on such Test Date, provided that the foregoing shall not apply if (A) on the Test Date (x) the Adjusted Leverage Ratio is less than 2.25 to 1 and (y) after giving pro forma effect to the repayment of such next maturing Permitted Parent Debt, the sum of (1) cash and Cash Equivalent Investments held by the Borrower plus (2) the available and undrawn portion of Revolving Credit Commitments, is at least equal to $150,000,000 or (B) on any Test Date (x) the next maturing Permitted Parent Debt is the Convertible Senior Notes and the average of the last sale price of the Parent Common Stock on the NASDAQ National Market for the 10 consecutive trading day period immediately prior to the Test Date is greater than 130% of the conversion price applicable to the Convertible Senior Notes, (y) no other then outstanding Permitted Parent Debt shall have a maturity within three months of the Test Date and (z) no other Default or Event of Default has occurred and is continuing."

        2.07.    Prepayment Premium.    A new Section 2.09(d) is hereby inserted into the Existing Credit Agreement to read as follows:

          "(d)    Prepayment Premium.    Upon any prepayment of Tranche C Term Loans pursuant to Section 2.09(a) or 2.09(b) of this Agreement during the period commencing on the First Restatement Effective Date to but not including the first anniversary thereof, the Borrower shall pay to the holders of such Loans a prepayment premium in respect of the principal amount of such Loans so prepaid equal to 1% of such principal amount prepaid, it being understood that no prepayment premium shall be required pursuant to this paragraph in respect of any prepayment of such Loans made on or after such first anniversary."

        2.08.    Use of Proceeds.    Section 6.11 of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

          "SECTION 6.11.    Use of Proceeds and Letters of Credit.    The Borrower shall (a) apply the proceeds of the Term Loans to refinance Indebtedness and for general corporate purposes (including, in the case of the Tranche C Term Loans, to prepay the Tranche B Term Loans outstanding prior to the First Restatement Effective Date and to redeem some or all of the Parent's 11.0% Senior Notes due 2010), (b) apply the proceeds of the Revolving Loans for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business, including the acquisition and build-out of the Borrower's telecommunications network, and the acquisition of additional frequencies and related assets; and (c) use Letters of Credit for the working capital and general corporate purposes of the Borrower and its Subsidiaries."

        2.09.    Liens.    Section 7.03(m) of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

          "(m)    Liens with respect to cash or Cash Equivalent Investments posted in support of Rate Protection Agreements in an aggregate amount at any time not to exceed $50,000,000, including any cash or Cash Equivalent Investments posted in support of Rate Protection Agreements of the Parent; and"

        2.10.    Restricted Payments.    Section 7.06(a) of the Existing Credit Agreement is hereby amended by deleting the "and" at the end of clause (ii) thereof and inserting a new clause (iii) therein to read as follows:

          "(iii)    redeem the Parent's 11.0% Senior Notes due 2010, such dividend to be made from the portion of the proceeds of the Tranche C Term Loans in excess of (and the amount of such dividend permitted to be made under this clause (iii) to the Parent not to exceed such portion in excess of) $290,000,000, it being understood that, for purposes hereof, proceeds of Tranche C Term Loans shall be deemed to include the aggregate amount of Tranche B Term Loans converted into Tranche C Term Loans as provided in Section 2.01(b); and"

        Section 3.    Representations and Warranties.    The Borrower represents and warrants that (i) the representations and warranties set forth in Article IV of the Existing Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article IV to "this Agreement" included reference to this First Amended and Restated Credit Agreement and (ii) the principal of and interest on the 14% Senior Discount Notes due 2009 of the Parent have been paid in full and such Senior Notes retired.

        Section 4.    Conditions Precedent.    As provided in Section 2 above, the amendment and restatement of the Existing Credit Agreement contemplated hereby shall become effective, as of the date hereof, upon the receipt by the Administrative Agent of the following:

        4.01.    Executed Counterparts.    Duly executed and delivered counterparts (or written evidence thereof satisfactory to the Administrative Agent, which may include telecopy transmission of, as applicable, a signed signature page or Lender Addendum) of (i) this First Amended and Restated Credit Agreement from each Obligor and from Revolving Credit Lenders constituting the "Required Revolving Credit Lenders" under the Existing Credit Agreement, and (ii) Lender Addenda from the Tranche C Term Loan Lenders for aggregate Tranche C Term Loan Commitments in an amount equal to $700,000,000.

        4.02.    Opinion of Counsel to the Obligors.    A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the First Restatement Effective Date) of Heller

Ehrman White & McAuliffe LLP, counsel for the Obligors, substantially in the form of Exhibit A hereto, and covering such other matters relating to the Borrower, this First Amended and Restated Credit Agreement or the Transactions as the Required Lenders shall reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

        4.03.    Opinion of Special FCC Counsel to the Obligors.    A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the First Restatement Effective Date) of Catalano and Plache, special FCC counsel for the Obligors, substantially in the form of Exhibit B hereto, and covering such other matters as the Administrative Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent).

        4.04.    Opinion of Special Counsel to JPMCB.    An opinion of Milbank, Tweed, Hadley & McCloy, LLP, special New York counsel to JPMCB (addressed to the Administrative Agent and the Lenders and dated the First Restatement Effective Date), substantially in the form of Exhibit C hereto (and JPMCB hereby instructs such counsel to deliver such opinion to the Lenders).

        4.05.    Corporate Documents.    Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this First Amended and Restated Credit Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

        4.06.    Officer's Certificate.    A certificate, dated the First Restatement Effective Date and signed by the President, a Vice President or the chief financial officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02 of the Existing Credit Agreement, as amended hereby.

        4.07.    Repayment of Tranche B Term Loans.    Evidence that the principal of and interest on, and all other amounts owing in respect of, the Tranche B Term Loans outstanding under the Existing Credit Agreement shall have been (or shall be simultaneously) paid in full from the proceeds of the Tranche C Term Loans made under the Existing Credit Agreement, as amended hereby, or from other funds available to the Borrower.

        4.08.    Certain Consents.    From each counterparty that executed and delivered a Consent to Assignment on the Effective Date, and from NWIP with respect to the NWIP Undertaking Agreement and from Realco under the Realco Agreement, an acknowledgement of the continued effectiveness of such Consents to Assignment and such agreements after giving effect to this First Amended and Restated Credit Agreement.

        4.09.    Designation as Credit Facility.    Evidence that either (i) the Parent shall have designated the Tranche C Term Loans under this First Amended and Restated Credit Agreement as a "Credit Facility" under the indentures pursuant to which the Senior Notes have been issued or (ii) the Borrower is permitted to incur the full amount of the Tranche C Term Loans under the indentures pursuant to which the Senior Notes have been issued without reliance upon the "Permitted Debt" baskets thereunder.

        4.10.    Other Documents.    Such other documents as the Administrative Agent or any Lender or special counsel to JPMCB may reasonably request.

        Section 5.    Delivery of Lender Addenda.    Each Tranche C Term Loan Lender shall become a party to this First Amended and Restated Credit Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Tranche C Term Loan Lender, the Borrower and the Administrative Agent.

        Section 6.    Confirmation of Guarantee and Collateral Security.    By their signatures below, each of the Subsidiary Guarantors hereby consents to this First Amended and Restated Credit Agreement and agrees that the obligations of the Borrower in respect of the Tranche C Term Loans shall constitute "Guaranteed Obligations" under the Existing Credit Agreement as amended and restated hereby, and each of the Borrower and the Subsidiary Guarantors agrees that the obligations of the Borrower in respect of the Tranche C Term Loans shall be entitled to the benefits of the collateral security provided in the Security Documents.

        Section 7.    Miscellaneous.    Except as herein provided, the Existing Credit Agreement shall remain unchanged and in full force and effect. This First Amended and Restated Credit Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amended and Restated Credit Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this First Amended and Restated Credit Agreement. This First Amended and Restated Credit Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amended and Restated Credit Agreement to be duly executed and delivered as of the day and year first above written.

NEXTEL PARTNERS OPERATING CORP.
By	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel

SUBSIDIARY GUARANTORS

NEXTEL WIP LEASE CORP.		NEXTEL WIP LEASE CORP.
By	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel	By	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel
NPCR, INC.		NEXTEL WIP LICENSE CORP.
By	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel	By	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel
NEXTEL WIP EXPANSION CORP.		NEXTEL PARTNERS OF UPSTATE NEW YORK, INC.
By	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel	By	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel
NPFC, INC.		NEXTEL PARTNERS EQUIPMENT CORP.
By	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel	By	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel
NEXTEL WIP EXPANSION TWO CORP.
By	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel

CONFIRMATION OF GUARANTY AND PLEDGE AGREEMENT

        By its signature below, Nextel Partners, Inc., the "Parent", and Nextel WIP License MR, Inc. under the above referenced Existing Credit Agreement, hereby consent to the foregoing First Amended and Restated Credit Agreement and agree that the obligations of the Borrower in respect of the Tranche C Term Loans shall constitute "Guaranteed Obligations" under and entitled to the benefits of the guarantee and collateral security provided in the Parent Guaranty and Pledge Agreement.

NEXTEL PARTNERS, INC.
By	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel
NEXTEL WIP LICENSE MR, INC.
By	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel

REVOLVING CREDIT LENDERS

JPMORGAN CHASE BANK, individually and as the Administrative Agent
By	Name: Title:
MORGAN STANLEY SENIOR FUNDING, INC.
By	Name: Title:
UBS LOAN FINANCE LLC
By	Name: Title:
By	Name: Title:
WACHOVIA BANK NATIONAL ASSOCIATION
By	Name: Title:

Schedule I

[Form of Lender Addendum]

LENDER ADDENDUM

        Reference is made to First Amended and Restated Credit Agreement dated as of May     , 2004 (the "First Restatement"), between NEXTEL PARTNERS OPERATING CORP., a Delaware corporation (the "Borrower"), the Subsidiary Guarantors party thereto, the several banks and other financial institutions from time to time parties thereto (the "Lenders") and JPMORGAN CHASE BANK, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent") pursuant to which the parties thereto have amended and restated the Credit Agreement dated as of December 19, 2003 (the "Existing Credit Agreement") between the Borrower, the Subsidiary Guarantors and the Administrative Agent (as amended and restated by the First Restatement, the "Credit Agreement"). Terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the First Restatement.

        By its signature below, and subject to the acceptance hereof by the Borrower and the Administrative Agent as provided below, the undersigned hereby becomes a Tranche C Term Loan Lender under the Credit Agreement, having the Tranche C Term Loan Commitment, set forth below opposite its name.

        It is understood and agreed that if the undersigned also holds any Tranche B Term Loans under the Existing Credit Agreement, the undersigned may elect, by notice to the Administrative Agent, that the Tranche C Term Loans required to be made by the undersigned on the First Restatement Effective Date shall, to the extent of the portion of such Tranche C Term Loans not exceeding the aggregate principal amount of the Tranche B Term Loans of the undersigned be made through such Tranche B Term Loans being converted into Tranche C Term Loans (and each reference in the First Restatement or the Credit Agreement to the "making" of any Tranche C Term Loan, or words of similar import, shall in the case of the undersigned be deemed to include such conversion).

        This Lender Addendum shall be governed by, and construed in accordance with, the law of the State of New York.

        This Lender Addendum may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

        IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this    day of                         , 2004.

Amount of Tranche C Term Loan Commitment: $		[Name of Tranche C Term Loan Lender]
		By:	Name: Title:
Accepted and agreed:
JPMORGAN CHASE BANK, as Administrative Agent
By:	Name: Title:
NEXTEL PARTNERS OPERATING CORP.
By:	Name: Title:

2

Exhibit A

[Form of Opinion of Counsel to the Obligors]

May [    ], 2004

To the Lenders party to the First Amended and Restated
Credit Agreement referred to below and JPMorgan Chase
Bank, as the Administrative Agent

  Re:
  Nextel Partners Operating Corp. $675,000,000 Extension of Credit
  by Lenders Party to the Credit Agreement Referenced Below

Ladies and Gentlemen:

        We have acted as counsel to Nextel Partners Operating Corp., a Delaware corporation (the "Borrower"); its subsidiaries (listed in Schedule I, collectively, the "Subsidiary Guarantors"); and its parent company Nextel Partners, Inc., and its subsidiary, Nextel WIP License MR, Inc. (together the "Parent Guarantors"), in connection with (i) the First Amended and Restated Credit Agreement (the "First Restatement") dated as of May 19, 2004 between the Borrower, the Subsidiary Guarantors party thereto, the various financial institutions as are or may from time to time become parties thereto (collectively, the "Lenders") and JPMorgan Chase Bank, as the Administrative Agent (in such capacity, the "Administrative Agent") pursuant to which the parties thereto have amended and restated the Credit Agreement dated as of December 19, 2003 (the "Existing Credit Agreement") between the Borrower, the Subsidiary Guarantors and the Administrative Agent and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. This opinion is rendered to you pursuant to Section 4.02 of the First Restatement. Capitalized terms used without definition in this opinion have the meanings given to them in the First Restatement. References herein to provisions of the "Credit Agreement" shall be deemed to be references to the Existing Credit Agreement as modified by the First Restatement.

I.

        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

  (a)
  the First Restatement

  (b)
  the Existing Credit Agreement;

  (c)
  the Security Agreement;

  (d)
  the Parent Guaranty and Pledge Agreement;

  (e)
  the Realco Agreement;

  (f)
  the Consent to Assignment Agreement;

  (g)
  the NWIP Undertaking Agreement;

  (h)
  the Management Agreement;

  (i)
  the written Borrowing Request dated May [    ], 2004 submitted by the Borrower pursuant to Section 2.03 of the Credit Agreement;

  (j)
  the agreements set forth in Schedule II (the "Nextel Operating Agreements");

  (k)
  the agreements set forth in Schedule III (the "Debt Documents");

  (l)
  the Certificate of Incorporation of Nextel Partners, Inc. certified by the Delaware Secretary of State as of May [    ], 2004, and certified to us by an officer of Nextel Partners, Inc. as being complete and in full force and effect as of the date of this opinion;

  (m)
  the Certificate of Incorporation of the Borrower certified by the Delaware Secretary of State as of May [    ], 2004, and certified to us by an officer of Borrower as being complete and in full force and effect as of the date of this opinion;

  (n)
  the Certificate of Incorporation of Nextel Partners of Upstate New York, Inc. certified by the Delaware Secretary of State as of December 12, 2003, and certified to us by an officer of Nextel Partners of Upstate New York, Inc. as being complete and in full force and effect as of the date of this opinion;

  (o)
  the Certificate of Incorporation of Nextel WIP Lease Corp. certified by the Delaware Secretary of State as of December 12, 2003, and certified to us by an officer of Nextel WIP Lease Corp. as being complete and in full force and effect as of the date of this opinion;

  (p)
  the Certificate of Incorporation of Nextel WIP License Corp. certified by the Delaware Secretary of State as of December 12, 2003, and certified to us by an officer of Nextel WIP License Corp. as being complete and in full force and effect as of the date of this opinion;

  (q)
  the Certificate of Incorporation of Nextel WIP Expansion Corp. certified by the Delaware Secretary of State as of December 12, 2003, and certified to us by an officer of Nextel WIP Expansion Corp. as being complete and in full force and effect as of the date of this opinion;

  (r)
  the Certificate of Incorporation of Nextel WIP Expansion Two Corp. certified by the Delaware Secretary of State as of December 12, 2003, and certified to us by an officer of Nextel WIP Expansion Two Corp. as being complete and in full force and effect as of the date of this opinion;

  (s)
  the Articles of Incorporation of Nextel Partners Equipment Corp. certified by the Nevada Secretary of State as of December 15, 2003, and certified to us by an officer of Nextel Partners Equipment Corp. as being complete and in full force and effect as of the date of this opinion;

  (t)
  the Certificate of Incorporation of NPRC, Inc. certified by the Delaware Secretary of State as of December 12, 2003, and certified to us by an officer of NPRC, Inc. as being complete and in full force and effect as of the date of this opinion;

  (u)
  the Articles of Incorporation of NPFC, Inc. certified by the Nevada Secretary of State as of December 15, 2003, and certified to us by an officer of NPFC, Inc. as being complete and in full force and effect as of the date of this opinion;

  (v)
  the Articles of Incorporation of Nextel WIP License MR, Inc. certified by the Texas Secretary of State as of December 12, 2003, and certified to us by an officer of Nextel WIP License MR, Inc. as being complete and in full force and effect as of the date of this opinion;

  (w)
  the Bylaws of each of the Obligors certified to us by an officer of each of the Obligors as being complete and in full force and effect as of the date of this opinion;

  (x)
  records certified to us by an officer of each of the Obligors as constituting all records of proceedings and actions of the board of directors of each of the Obligors relating to the transactions contemplated by the Existing Credit Agreement and the First Restatement;

  (y)
  a Certificate of Good Standing relating to Nextel Partners, Inc., the Borrower, Nextel Partners of Upstate New York, Inc., Nextel WIP Lease Corp., Nextel WIP License Corp., Nextel WIP

2

    Expansion Corp., Nextel WIP Expansion Two Corp., and NPRC, Inc., each as issued by the Delaware Secretary of State dated May [    ], 2004;

  (z)
  a Certificate of Good Standing relating to Nextel Partners Equipment Corp. and NPFC, Inc., each as issued by the Nevada Secretary of State, dated May [    ], 2004;

  (aa)
  a Certificate of Good Standing relating to Nextel WIP License MR, Inc., as issued by the Texas Secretary of State, dated May [    ], 2004; and

  (bb)
  one or more Certificates of an officer of the Borrower, the Subsidiary Guarantors, or the Parent Guarantors as to certain factual matters.

        Items (a) through (i) above are referred to together as the "Credit Documents;" the Obligors party thereto are herein collectively referred to as the "Opinion Parties."

        Our opinions expressed in paragraphs 1, 2 and 3 of Part IV as to the formation, existence and good standing of the Opinion Parties under the laws of Delaware, Nevada and Texas are based solely upon the Certificates of Good Standing enumerated above. We have made no additional investigation after the respective dates of those Certificates.

        In connection with our opinions relating to the Credit Documents, we have not reviewed, and express no opinion on (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain compliance, (ii) provisions relating to the occurrence of a "material adverse event" or words of similar import or (iii) parol evidence bearing on interpretation or construction. Moreover, to the extent that any of the agreements or instruments identified in Schedule II or Schedule III is governed by the laws of any jurisdiction other than the State of New York, our opinion relating to those agreements and instruments is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements and instruments.

        Where our opinions relate to our "knowledge," that knowledge is based upon our examination of the records, documents, instruments and certificates enumerated or described above and the actual contemporaneous knowledge of attorneys in this firm who are currently involved in legal representation of the Borrower in connection with the Existing Credit Agreement and the First Restatement. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion.

        Notwithstanding any provisions of the Credit Documents or any other agreements or instruments examined for purposes of these opinions to the effect that such agreement or instrument reflects the entire understanding of the parties with respect to the matters described therein, the courts of the States of New York may consider extrinsic evidence of the circumstances surrounding the entering into of such agreement to ascertain the intent of the parties in using the language employed in such agreement, regardless of whether or not the meaning of the language used in such agreement is plain and unambiguous on its face, and may determine that additional or supplementary terms can be incorporated into such agreement. We have not considered parol evidence in connection with any of the opinions set forth below.

II.

        We have also assumed the following without making any inquiry into the reasonableness or validity thereof:

  A.
  Each of the parties to the Credit Documents other than the Opinion Parties (the "Other Parties") have had and has all necessary power and authority to execute and deliver, and perform its obligations under each of the Credit Documents to which it is a party.

3

  B.
  Each of the Credit Documents has been duly executed and delivered by Other Parties and is a valid and binding obligation on the Other Parties, enforceable against the Other Parties in accordance with its terms.

  C.
  There are no facts or circumstances specifically relating to any of the Other Parties that might prevent any of the Other Parties from enforcing any of the rights to which our opinion relates.

III.

        We express no opinion as to:

          A.    Any securities (except as set forth in paragraph 10 of Part IV of this opinion), tax, anti-trust, land use, safety, environmental, hazardous materials, telecommunication, electric power or public utility laws, insurance company or banking laws, rules or regulations or laws, rules or regulations applicable to the any of the Other Parties by virtue of their status as regulated entities. With respect to the effect of the Communications Act of 1934 and the published rules, regulations and policies of the Federal Communications Commission, we draw your attention to the opinion of even date herewith to you from the law firm of Catalano and Plache.

          B.    The Obligors' rights in or title to any collateral described in the Credit Documents, the existence of liens, security interests or other encumbrances on any such collateral, or the attachment, perfection or priority of any lien, security interest or other encumbrances created, or purported to be created, by any of the Credit Documents, except to the extent provided in paragraphs 11 and 12 of Part IV.

          C.    The enforceability of any waivers of immunity in any of the Credit Documents.

          D.    The enforceability of any liquidated damages provisions contained in any of the Credit Documents.

          E.    The enforceability of any attorneys' fees provisions contained in any of the Credit Documents.

          F.     The applicable choice-of-law rules that may affect (i) the interpretation or enforcement of the Credit Documents or (ii) the attachment, perfection, priority or enforcement of any lien or security interest created, or purported to be created, by the Credit Documents.

          G.    The effect on the Opinion Parties obligations, and the Other Parties' rights, under the Credit Documents of laws relating to fraudulent transfers and fraudulent obligations set forth in Section 544 and 548 of the Federal Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law).

          H.    Any provisions of any of the Credit Documents insofar as they relate to the subject matter jurisdiction of the federal courts to adjudicate any controversy relating to the Credit Documents.

        This opinion is limited to the federal laws of the United States of America, the laws of the State of New York, including the Uniform Commercial Code as adopted and in effect in the State of New York (the "NY UCC"), and the corporations laws of certain other states as described herein. The opinions set forth in paragraph 1 of Part IV are limited solely to our review of the General Corporation Law of the State of Delaware ("Delaware Corporate Law"). The opinions set forth in paragraph 2 of Part IV are limited solely to our review of Section 78 of the General Corporation Law of the State of Nevada ("Nevada Corporate Law"). The opinions set forth in paragraph 3 of Part IV are limited solely to our review of Texas Business Corporation Act ("Texas Corporate Law"). The opinions set forth in paragraphs 4 and 5 of Part IV are limited solely to our review of Delaware Corporate Law, Nevada Corporate Law and Texas Corporate Law. We have not obtained any formal advice or opinion

4

from any attorney licensed in Delaware, Nevada or Texas in connection with the opinions set forth in paragraphs 1 through 5 of Part IV. The opinions set forth in paragraphs 10 and 13 of Part IV are based solely on our review of certain Certificates referred to in clause (bb) of Part I. We disclaim any opinion as to the laws of any jurisdiction state other than New York, Delaware (as to Delaware Corporate Law only), Nevada (as to Nevada Corporate Law only), and Texas (as to Texas Corporate Law only). We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

IV.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for our opinion, and subject to the limitations and qualifications expressed below, it is our opinion that:

  1.
  Nextel Partners, Inc., the Borrower, Nextel Partners of Upstate New York, Inc., Nextel WIP Lease Corp., Nextel WIP License Corp., Nextel WIP Expansion Corp., Nextel WIP Expansion Two Corp. and NPCR, Inc. have each been duly formed and are validly existing and in good standing under the laws of the State of Delaware.

  2.
  Nextel Partners Equipment Corp. and NPFC, Inc. have been duly incorporated and are validly existing and in good standing under the laws of the State of Nevada.

  3.
  Nextel WIP License MR, Inc. has been duly incorporated and is validly existing and in good standing under the laws of the State of Texas.

  4.
  The Opinion Parties each have all requisite corporate power and corporate authority to enter into and perform the Credit Documents to which it is a party, to own its properties and to carry on its business as described in the most recent annual report filed with the U.S. Securities and Exchange Commission by Nextel Partners, Inc..

  5.
  Each of the Credit Documents has been duly authorized by all necessary corporate action on the part of each of the Opinion Parties and has been duly executed and delivered on behalf of each of the Opinion Parties.

  6.
  Each of the Credit Documents to which any Opinion Party is a party is a valid and binding obligation of each such Opinion Party, enforceable against such Opinion Party in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

  7.
  No governmental consents, approvals, authorizations, registrations, declarations or filings are required for the execution and delivery of the Credit Documents on behalf of the Opinion Parties, the payment of the Opinion Parties' obligations under the Credit Documents, or the creation by the Opinion Parties of the liens and security interests purported to be created by the Credit Documents.

  8.
  Neither the execution and delivery of the Credit Documents on behalf of the Opinion Parties, the payment of the Opinion Parties' obligations under the Credit Documents, nor the creation of the liens and security interests purported to be created by the Credit Documents (i) conflicts with any provision of the Certificate of Incorporations or Bylaws of the Opinion Parties, (ii) violates any law or regulation applicable to the Opinion Parties or, to the extent known to us, any order of any Governmental Authority; (iii) results in a breach or violation of, or constitutes a default under any of the Nextel Operating Agreements and the Debt Documents; and (iv) will result in the creation or imposition of any Lien under any of the

5

    Nextel Operating Agreements or Debt Documents on any asset of the Borrower, the Parent Guarantors or the Subsidiary Guarantors.

  9.
  Except as set forth on Schedules IV to the Credit Agreement, we do not have knowledge of any action, suit or proceeding against any of the Opinion Parties that is either pending or has been threatened in writing nor do we have knowledge of any judgment or order that specifically names any of the Opinion Parties.

  10.
  None of the Opinion Parties is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utilities Holding Company Act of 1935, as amended.

  11.
  A security interest in favor of the Administrative Agent as collateral security for the obligations of the Parent Guarantors, the Borrower and its Subsidiaries (as modified by the First Restatement) has attached under the NY UCC to the collateral described in the Security Agreement and the Parent Guaranty and Pledge Agreement consisting of personal property to which a security interest may attach under such law, other than the Pledged Equity (as defined in the Security Agreement) and the Pledged Stock (as defined in the Parent Guaranty and Pledge Agreement), as to which our opinion is set forth in paragraph 12 of this Part IV.

  12.
  A security interest in favor of the Administrative Agent has attached under the NY UCC to the Pledged Equity and the Pledged Stock. The security interest in the Pledged Equity is a perfected security interest as to which the Administrative Agent has taken possession of the "Equity Collateral"(as defined in the Security Agreement). The security interest in the Pledged Shares is a perfected security interest as to which the Administrative Agent has taken possession of the "Stock Collateral" (as defined in the Parent Guaranty and Pledge Agreement). The Administrative Agent has acquired its security interest in the Pledged Equity free of any adverse claims to the Pledged Equity, assuming (i) that all certificates evidencing any part of the Pledged Equity have been endorsed to the Administrative Agent or endorsed in blank, (ii) that the Administrative Agent has taken and retained possession of such certificates in good faith and (iii) that the Administrative Agent has not received notice of an adverse claim within the meaning of the NY UCC with respect to the Pledged Equity before taking possession of such certificates; provided however, that we express no opinion as to the priority of the security interest in the Pledged Equity over adverse claims to the Pledged Equity that are not consensual security interest governed by Article 8 and Article 9 of the NY UCC. The Administrative Agent has acquired its security interest in the Pledged Stock free of any adverse claims to the Pledged Stock, assuming (i) that all certificates evidencing any part of the Pledged Stock have been endorsed to the Administrative Agent or endorsed in blank, (ii) that the Administrative Agent has taken and retained possession of such certificated in good faith and (iii) that the Administrative Agent has not received notice of an adverse claim within the meaning of the NY UCC with respect to the Pledged Stock before taking possession of such certificates; provided however, that we express no opinion as to the priority of the security interest in the Pledged Stock over adverse claims to the Pledged Stock that are not consensual security interests governed by Section 8 and Section 9 of the NY UCC.

  13.
  The issued and outstanding shares of Capital Stock of the Borrower, and of each Issuer (as defined in the Security Agreement), consists of the type and number of shares described in Annex 1 of the Parent Guaranty and Pledge Agreement (in the case of the Borrower), and of the Security Agreement (in the case of each Issuer).

6

V.

        We further advise you that:

          A.    As noted, the enforceability of the Credit Documents is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Credit Documents, these principles will require the Other Parties to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Credit Documents and will preclude the Other Parties from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

          B.    The enforceability of the Credit Documents is subject to the effects of (i) Section 1-102 of the NY UCC, which provides that obligations of good faith, diligence, reasonableness and care prescribed by the NY UCC may not be disclaimed by agreement, although the parties may by agreement determine the standards by which the performance of such obligations is to be measured if those standards are not manifestly unreasonable, (ii) Section 1-203 of the NY UCC, which imposes an obligation of good faith in the performance or enforcement of a contract and (iii) legal principles under which a court may refuse to enforce or may limit the enforcement of, a contract or any clause of a contract that a court finds as a matter of law to have been unconscionable at the time it was made.

          C.    The effectiveness of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

          D.    Provisions of any Credit Documents requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

          E.    The enforceability of the Credit Documents may be subject to statutory and other legal requirements generally applicable to a lender exercising remedies relating to its collateral; however, we do not believe that these legal requirements render the remedies contained in the Credit Documents inadequate to afford substantial realization by the Lender on its collateral under the Credit Documents.

          F.     The enforceability of the Parent Guaranty and Pledge Agreement may be subject to statutory provisions and case law to the effect that a guarantor may be exonerated if the beneficiary of the guaranty alters the original obligation of the principal, fails to inform the guarantor of material information pertinent to the principal or any collateral, elects remedies that may impair the subrogation rights of the guarantor against the principal or that may impair the value of any collateral, fails to accord the guarantor the protections afforded a debtor or otherwise takes any action that materially prejudices the guarantor unless, in any such case, the guarantor validly waives such rights or the consequences of any such action. While express and specific waivers of guarantor's right to be exonerated, such as those contained in the guaranty, are generally enforceable under New York law, we express no opinion as to whether the Parent Guaranty and Pledge Agreement contains an express and specific waiver of each exoneration defense a guarantor might assert or as to whether each of the waivers contained in the Parent Guaranty and Pledge Agreement is fully enforceable.

          G.    Perfection of a security interest in proceeds of any collateral may be limited as provided in Section 9 of the NY UCC.

          H.    The continued perfection of the security interests created by the Security Agreement and the Parent Guaranty and Pledge Agreement and perfected by the filing of financing statements will

7

  depend upon the filing of periodic continuation statements relating to financing statements in accordance with the NY UCC and may depend upon (i) the continued location of the collateral in the states set forth in Annex 1 to the Security Agreement; (ii) the continuation of the Opinion Parties' present corporate names, identity and corporate structure; and (iii) the continued location of the Opinion Parties in the jurisdictions in which such Opinion Parties do business, as set forth in Annex 1 to the Security Agreement, within the meaning of Section 9 of the NY UCC. The continued perfection of the security interest in the Pledged Equity and Pledged Stock will depend upon the continued possession of the Pledged Equity and Pledged Stock by the Other Parties.

          I.     We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than New York) that limits the interest, fees or other charges it may impose for the loan or use of money or other credit, (ii) the last sentence of Section 2.16(d) of the Credit Agreement; (iii) Section 3.06 or 10.08 of the Credit Agreement (or any similar provisions in any of the other Credit Documents), (iv) the first sentence of Section 10.09(b) of the Credit Agreement (of any similar provision in any of the other Credit Documents) insofar as such sentence relates to the subject-matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy or (v) the waiver of inconvenient forum set forth in Section 10.09(c) of the Credit Agreement (or any similar provisions in any of the other Credit Documents) with respect to proceedings in the United States District Court for the Southern District of New York.

          J.     We express no opinion as to the applicability to the obligations of any Subsidiary Guarantor of (or the enforceability of such obligations under) Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other provisions of the law of the jurisdiction of incorporation of any Subsidiary Guarantor restricting dividends, loans or other distributions by a corporation for the benefit of its stockholders.

          K.    We wish to point out that the obligations of the Obligors under the Security Agreement, and of the Parent Guarantors under the Parent Guaranty and Pledge Agreement, and the rights and remedies of the Administrative Agent and the Lenders under the Security Agreement and the Parent Guaranty and Pledge Agreement, may be subject to possible limitations upon the exercise of remedial or procedural provisions contained therein, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedial and procedures that will be afforded to the Administrative Agent and the Lenders inadequate for the practical realization of the substantive benefits provided to the Administrative Agent and the Lender by the Security Agreement and the Parent Guaranty and Pledge Agreement, as the case may be.

          L.    Except as provided in paragraphs 11 and 12 of Part IV, we express no opinion as to the creation, perfection or priority of any security interest in any Collateral. In addition, (i) we express no opinion as to the creation, perfection or priority of any security interest in any Collateral as to which, pursuant to Section 9-109 of the NY UCC, Article 9 of the NY UCC does not apply, (ii) with respect to paragraph 11 above, we express no opinion as to the creation of any security interest in timber to be cut, or commercial tort claim (as defined in Section 9-102(a)(13) of the NY UCC) and (iii) with respect to paragraphs 11 and 12 of Part IV, we express no opinion as to the perfection of any security interest in Collateral subject to a statute, regulation or treaty described in Section 9-311(a) of the NY UCC.

          M.   We wish to point out that the acquisition by an Opinion Party after the initial extension of credit under the First Restatement of an interest in property that becomes subject to the Lien of the Security Agreement or the Parent Guaranty and Pledge Agreement, as the case may be, may constitute a voidable preference under Section 547 of the Bankruptcy Code.

8

VI.

        This opinion is rendered to you in connection with the First Restatement and is solely for your benefit. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

Very truly yours,

9

SCHEDULE I

Subsidiary Guarantors

Name of Subsidiary	Type of Entity	Registered Address	State of Incorporation
Nextel Partners of Upstate NY	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware
Nextel WIP Lease Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware
Nextel WIP License Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware
Nextel WIP Expansion Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware
Nextel WIP Expansion Two Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware
Nextel Partners Equipment Corp.	Nevada Corporation	4500 Carillon Pt. Kirkland, WA 98033	Nevada
NPFC, Inc.	Nevada Corporation	4500 Carillon Pt. Kirkland, WA 98033	Nevada
NPCR, Inc.	Delaware Corporation	4500 Carillon Pt. Kirkland WA 98033	Delaware

SCHEDULE II

Nextel Operating Agreements

1.
Joint Venture Agreement dated as of January 29, 1999, among NWIP, Nextel Partners, Inc. and the Borrower;

2.
Trademark License Agreement dated as of January 29, 1999, between the Borrower and NWIP;

3.
Switch Sharing Agreement dated as of January 29, 1999, between the Borrower and NWIP;

4.
Roaming Agreement dated as of January 29, 1999, between the Borrower and NWIP;

5.
Management Agreement dated as of December 19, 2003, between the Borrower and Nextel WIP Lease Corp.;

6.
Infrastructure Equipment Purchase Agreement dated January 29, 1999, between Motorola and the Borrower;

7.
Agreement in Support of Charter Obligations dated as of January 29, 1999, between NWIP and Nextel Partners, Inc.; and

8.
Agreement Specifying Obligations of, and Limiting Liability and Recourse to, Nextel dated as of January 29, 1999, among Nextel Communications, Inc., the Parent and the Borrower.

SCHEDULE III

Debt Documents

(a)
the Purchase Agreement for 12 1/2% Senior Securities due 2009, dated as of December 4, 2001 between Nextel Partners, Inc. and The Bank of New York as Trustee;

(b)
the Indenture for 12 1/2% Senior Securities due 2009, dated as of December 4, 2001, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(c)
the Purchase Agreement for 8 1/8% Senior Notes due 2011, dated as of June 16, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(d)
the Indenture for 8 1/8% Senior Notes due 2011, dated as of June 23, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(e)
the Purchase Agreement for 1 1/2% Convertible Senior Notes due 2008, dated as of May 7, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(f)
the Indenture for 1 1/2% Convertible Senior Notes due 2008, dated as of May 13, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(g)
the Purchase Agreement for 1 1/2% Convertible Senior Notes due 2008, dated as of August 6, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(h)
the Indenture for 1 1/2 Convertible Senior Notes due 2008, dated as of August 6, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(i)
the Purchase Agreement for 14% Senior Discount Notes due 2009, dated as of January 22, 1999, between Nextel Partners, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, Barclays Capital Inc., First Union Capital Markets, BNY Capital Markets, Inc., Nesbitt Burns Securities Inc. and The Bank of New York as Trustee;

(j)
the Indenture for 14% Senior Discount Notes due 2009, dated as of January 29, 1999, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(k)
the Purchase Agreement for 11% Senior Notes due 2010, dated as of February 29, 2000, between Nextel Partners, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation and The Bank of New York as Trustee;

(l)
the Indenture for 11% Senior Notes due 2010, dated as of March 10, 2000, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(m)
the Purchase Agreement for 11% Senior Notes due 2010, dated as of July 18, 2000, between Nextel Partners, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, Inc., CIBS World Markets Corp;

(n)
the Indenture for 11% Senior Notes due 2010, dated as of July 2718, 2000, between Nextel Partners, Inc. and The Bank of New York;

(o)
the Participation Agreement dated as of July 31, 2002 among the Borrower, NPCR, Inc., General Electric Capital Corporation and State Street Bank and Trust Company of Connecticut, National Association;

(p)
the Lease Agreement dated as of July 31, 2002, between NPCR, Inc. and State Street Bank and Trust Company of Connecticut, National Association;

(q)
the Lease Agreement for Central Office Switching Equipment and Related Software, dated as of October 30, 2002 between NPCR, Inc., the Borrower, General Electric Capital Corporation and State Street Bank and Trust Company of Connecticut, National Association.

Prepared by:

Signed by:

Approved by:

Date of Approval:

Exhibit B

[Form of Opinion of FCC Counsel]

        May [    ], 2004

To the Lenders party to the First Amended and Restated Credit Agreement referred to below and JPMorgan Chase Bank, as the Administrative Agent

Ladies and Gentlemen:

        We have acted as Federal Communications Commission ("FCC") counsel for Nextel Partners, Inc., a Delaware corporation (the "Parent"), and Nextel Partners Operating Corp., a Delaware corporation (the "Borrower" and, together with the Parent, the "Companies"), in connection with the negotiation, preparation and execution of the First Amended and Restated Credit Agreement dated as of May 19, 2004 (the "First Restatement") between the Borrower, the Subsidiary Guarantors party thereto, the various financial institutions as are or may from time to time become parties thereto (collectively, the "Lenders") and JPMorgan Chase Bank, as the Administrative Agent (in such capacity, the "Administrative Agent") pursuant to which the parties thereto have amended and restated the Credit Agreement dated as of December 19, 2003 between the Borrower, the Subsidiary Guarantors, and the Administrative Agent (as amended and restated by the First Restatement, the "Credit Agreement"). This opinion is being furnished to you pursuant to Section 4.03 of the First Restatement. Except as otherwise specified, capitalized terms used in this opinion which are defined in the First Restatement are used herein with the same meaning.

        This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991) (the "Accord") and the Report of the Subcommittee on Legal Opinions of the Transactional Practice Committee of the Federal Communications Bar Association (1996). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion should be read in conjunction therewith.

        This opinion is limited strictly to matters arising under the Communications Act of 1934, as amended (the "Act"), and the published rules, regulations and policies of the FCC (collectively "Communications Law"), all as applicable to the Companies. We express no opinion with respect to any other law, statute, rule, regulation, ordinance, decision, judgment, decree, legal requirement, or legal authority.

        In connection with this opinion we have reviewed the Credit Agreement and Schedule VII of the Credit Agreement ("Schedule VII"). Our opinion with respect to the Licenses listed on Schedule VII is based solely upon a review of license information available as of the dates indicated in Schedule VII listed therein from the FCC's Universal Licensing System ("ULS") public database. In connection with the foregoing, we have also made such investigations of law and fact as we deem necessary to render this opinion, including due investigation and inquiry of the Companies, provided that our review of the FCC public files has been limited with your permission, as described above. Collectively our investigation described above undertaken to render this opinion is "Our Inquiry".

        In making Our Inquiry, we have assumed: (i) the genuineness of all signatures (other than those of representatives of the Companies) appearing on all documents; (ii) the legal capacity of all persons executing documents to do so; (iii) the authenticity and completeness of documents submitted to us for our examination, whether or not they have been submitted to us as originals; (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile, or photostatic copies; (v) the accuracy and completeness of all records made available to us by the Companies and the FCC, and the FCC's ULS database; and (vi) the validity and binding effect of the Joint Venture Agreement dated January 29, 1999, by and among the Companies and Nextel WIP Corp., a Delaware corporation, upon the parties thereto.

        As to various matters of fact in connection with this opinion, we have relied solely upon Our Inquiry as described herein. No inference as to our knowledge of the existence or nonexistence of facts, other than facts of which we have obtained actual knowledge as a result of Our Inquiry, should be drawn from the fact of our representation of the Company as FCC counsel.

        When used in this opinion, the term "our knowledge", or some similar phrase, refers to the actual current knowledge of the attorneys currently in this firm who have been actively involved in the Companies' representation. Whenever our opinion with respect to the existence or nonexistence of facts is qualified by the phrase "to our knowledge," or some similar phrase, it is intended to indicate that no information has come to the attention of those attorneys in the course of our representation that would give them actual knowledge that our opinion with respect to the existence or nonexistence of any facts is inaccurate.

        Based on the foregoing, it is our opinion that:

        1.     The Borrower, or its wholly-owned license subsidiaries, Nextel WIP License Corp., Nextel WIP Expansion Corp., or Nextel WIP Expansion Two Corp., or Nextel WIP License MR, Inc., a wholly-owned license subsidiary of the Parent (such license holding subsidiaries of Borrower and Parent are hereafter referred to collectively as the "License Subsidiaries") is the legal holder of the specialized mobile radio and other licenses (the "Licenses") listed on Schedule VII to the Credit Agreement. Except as set forth in Schedule III of the Credit Agreement, each of the Licenses is valid and is in full force and effect, or is subject to a timely filed renewal application before the FCC. With regard to the Licenses, to our knowledge, the Companies or each of the respective License Subsidiaries has submitted to the FCC all required material documents, applications and reports required pursuant to the Act or Communications Law and is in compliance with respect to the operation of the Licenses in all material respects.

        2.     Except as set forth in Schedule III of the Credit Agreement, there is not pending, nor to the best of our knowledge, threatened against the Companies, the License Subsidiaries or against any of the Licenses, any action, or proceeding pending at the FCC, that could cause the Companies or the License Subsidiaries to be ineligible to hold the Licenses.

        3.     Except as set forth in Schedule III of the Credit Agreement, there is not pending, nor to the best of our knowledge, threatened against the Companies, the License Subsidiaries or the Licenses, any application, action, petition, objection or other pleading, or any proceeding pending at the FCC, which questions or contests the validity of, or seeks the revocation, non-renewal or suspension of, or the imposition of any fine or forfeiture on, any of the Licenses or which seeks modification of any of the Licenses in any case which would have a material adverse effect on the ability of the Companies or the License Subsidiaries to consummate the transactions contemplated by the Credit Agreement.

        4.     The execution and delivery of the Credit Agreement and the other Loan Documents, and the performance of the obligations thereunder by the Companies and the License Subsidiaries will not violate the Act or Communications Law.

        This opinion is being provided to you solely in connection with the Credit Agreement. It may not be quoted, copied, delivered to, or relied upon by anyone other than you without the prior written consent of this firm. This opinion is effective only as of the date hereof and is based on statutory laws and judicial decisions that are effective on the date hereof; we do not opine with respect to any law, regulation, rule, or governmental policy which may be enacted, adopted, or become effective after the date hereof; nor do we undertake any professional responsibility to advise you as to any subsequent event either in the nature of a change of fact or law, as to which we may become aware.

        This opinion should not be assumed to state general principles of law applicable to transactions of this kind. Where opinions are expressed concerning the financial effect or possible effect of any event upon the Company, the License Subsidiary or any aspect of their respective operations, you should be

2

advised that we have no particular expertise in any such matter and you rely on such opinion at your own risk.

Very truly yours,
Catalano & Plache, PLLC

3

Exhibit C

[Form of Opinion of Special New York Counsel to JPMCB]

        May [    ], 2004

To the Lenders party to the First Amended and Restated Credit Agreement referred to below and JPMorgan Chase Bank, as the Administrative Agent

Ladies and Gentlemen:

        We have acted as special New York counsel to JPMorgan Chase Bank ("JPMCB") in connection with (i) the First Amended and Restated Credit Agreement (the "First Restatement") dated as of May 19, 2004 between the Borrower, the Subsidiary Guarantors party thereto, the various financial institutions as are or may from time to time become parties thereto (collectively, the "Lenders") and JPMorgan Chase Bank, as the Administrative Agent (in such capacity, the "Administrative Agent") pursuant to which the parties thereto have amended and restated the Credit Agreement dated as of December 19, 2003 between the Borrower, the Subsidiary Guarantors party thereto, and the Administrative Agent (as amended and restated by the First Restatement, the "Credit Agreement") and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. Except as otherwise provided herein, terms defined in the First Restatement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 4.04 of the First Restatement.

        In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

        (a)   the First Restatement;

        (b)   the Existing Credit Agreement;

        (c)   the Security Agreement; and

        (d)   the Parent Guaranty and Pledge Agreement.

The agreements, instruments and other documents referred to in the foregoing lettered clauses are collectively referred to as the "Credit Documents"; the Parent, the Borrower and its Subsidiaries party thereto are herein collectively referred to as the "Opinion Parties".

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon certificates of governmental officials and appropriate representatives of the Opinion Parties and upon representations made in or pursuant to the Credit Documents.

        In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

            (i)  such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions expressed below as to the Opinion Parties) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

           (ii)  all signatories to such documents have been duly authorized; and

          (iii)  all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

        In addition, we have assumed that (x) Lenders constituting the Required Lenders under the Existing Credit Agreement have executed and delivered the First Restatement and (y) upon delivery of this legal opinion, all of the conditions precedent set forth in Section 4 of the First Restatement to the effectiveness of the First Restatement shall have been satisfied.

        Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

          1.     Each of the Credit Documents constitutes the legal, valid and binding obligation of each Opinion Party party thereto, enforceable against such Opinion Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          2.     The Security Agreement and the Parent Guaranty and Pledge Agreement are each effective to create, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "UCC") in all of the right, title and interest of each Opinion Party in, to and under the Collateral (as respectively defined in the Security Agreement and the Parent Guaranty and Pledge Agreement) of such Opinion Party as collateral security for the payment of the Secured Obligations (as respectively defined in the Security Agreement and the Parent Guaranty and Pledge Agreement, and as modified by the First Restatement) of such Opinion Party, except that (a) such security interest will continue in Collateral after its sale, lease, license, exchange or other disposition and in any proceeds thereof only to the extent provided in Section 9-315 of the UCC and (b) such security interest in any portion of such Collateral in which an Opinion Party acquires rights after the commencement of a case under the Bankruptcy Code in respect of such Opinion Party may be limited by Section 552 of the Bankruptcy Code.

          3.     The security interest referred to in paragraph 2 above in that portion of the Collateral consisting of Pledged Equity (as defined in the Security Agreement), or Pledged Stock (as defined in the Parent Guaranty and Pledge Agreement), represented by a certificate in bearer form or in registered form indorsed (as provided in Section 8-102(a)(11) of the UCC) to the Administrative Agent or in blank by an effective indorsement (as so provided) or registered in the name of the Administrative Agent, will, upon the creation of such security interest, be perfected by the Administrative Agent taking possession thereof in the State of New York, and such perfected security interest will remain perfected thereafter so long as such certificates are retained by the Administrative Agent in its possession in the State of New York.

          4.     With respect to any portion of the Collateral consisting of Pledged Equity or Pledged Stock represented by certificates, if the security interest therein is perfected by the Administrative Agent in the manner specified in paragraph 10 above for value without notice (within the meaning of Section 8-105 of the UCC) of any adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) to Pledged Equity or Pledged Stock so represented by certificates, then the Administrative Agent will acquire such security interest free of any adverse claim (as so defined).

        The foregoing opinions are subject to the following comments and qualifications:

          (A)  The enforceability of provisions in the Credit Agreement (and any similar provisions in any of the other Credit Documents) to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (B)  The enforceability of Section 10.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents), may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for,

2

  liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, wilful misconduct or unlawful conduct.

          (C)  The second sentence of Section 3.02 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may not be enforceable to the extent that the Guaranteed Obligations (as defined in the Credit Agreement) are materially modified.

          (D)  We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than New York) that limits the interest, fees or other charges it may impose for the loan or use of money or other credit, (ii) the last sentence of Section 2.16(d) of the Credit Agreement, (iii) Section 3.06, 3.09 or 10.08 of the Credit Agreement (or any similar provisions in any of the other Credit Documents), (iv) the first sentence of Section 10.09(b) of the Credit Agreement (or any similar provisions in any of the other Credit Documents) insofar as such sentence relates to the subject-matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy or (v) the waiver of inconvenient forum set forth in Section 10.09(c) of the Credit Agreement (or any similar provisions in any of the other Credit Documents) with respect to proceedings in the United States District Court for the Southern District of New York.

          (E)  We express no opinion as to the applicability to the obligations of any Subsidiary Guarantor of (or the enforceability of such obligations under) Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations or of the provisions of the law of the jurisdiction of incorporation of any Subsidiary Guarantor restricting dividends, loans or other distributions by a corporation for the benefit of its stockholders.

          (F)  We wish to point out that the obligations of the Obligors under the Security Agreement, and of the Parent under the Parent Guaranty and Pledge Agreement, and the rights and remedies of the Administrative Agent and the Lenders under the Security Agreement and the Parent Guaranty and Pledge Agreement, may be subject to possible limitations upon the exercise of remedial or procedural provisions contained therein, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Administrative Agent and the Lenders inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and the Lenders by the Security Agreement and the Parent Guaranty and Pledge Agreement, as the case may be.

          (G)  Except as provided in paragraphs 2, 3 and 4 above, we express no opinion as to the creation, perfection or priority of any security interest in any Collateral. In addition, (i) we express no opinion as to the creation, perfection or priority of any security interest in any Collateral as to which, pursuant to Section 9-109 of the UCC, Article 9 of the UCC does not apply, (ii) with respect to paragraph 2 above, we express no opinion as to the creation of any security interest in timber to be cut, or commercial tort claims (as defined in Section 9-102(a)(13) of the UCC) and (iii) with respect to paragraphs 3 and 4 above, we express no opinion as to the perfection of any security interest in Collateral subject to a statute, regulation or treaty described in Section 9-311(a) of the UCC.

          (H)  We express no opinion as to the existence of, or the right, title or interest of any Opinion Party in, to or under, any of the Collateral.

          (I)   We wish to point out that the acquisition by an Opinion Party after the initial extension of credit under the Credit Agreement of an interest in property that becomes subject to the Lien of the Security Agreement or the Parent Guaranty and Pledge Agreement, as the case may be, may constitute a voidable preference under Section 547 of the Bankruptcy Code.

3

        The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction (nor do we express any opinion as to the applicability to, or the effect upon, the transactions contemplated by the Credit Documents of the Federal Communications Act of 1934, as amended, the rules and regulations promulgated thereunder or the policies of the FCC).

        At the request of our client, this opinion letter is, pursuant to Section 4.04 of the First Restatement, provided to you by us in our capacity as special New York counsel to JPMCB and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

Very truly yours,
[Opining and Consultant Partner's initials]

4

QuickLinks

  Exhibit 10.77(a) EXECUTION COPY
FIRST AMENDED AND RESTATED CREDIT AGREEMENT
  Schedule I
[Form of Lender Addendum] LENDER ADDENDUM
  Exhibit A
[Form of Opinion of Counsel to the Obligors]
SCHEDULE I Subsidiary Guarantors
SCHEDULE II Nextel Operating Agreements
SCHEDULE III Debt Documents
  Exhibit B
[Form of Opinion of FCC Counsel]
  Exhibit C
[Form of Opinion of Special New York Counsel to JPMCB]